Exhibit 99.4

Capmark Finance Inc.

Report on Compliance with Minimum

Master Servicing Standards

As of and for the Year Ended December 31, 2008

Deloitte & Touche LLP 1700 Market St. Philadelphia, PA 19103 USA Tel: +1 215 246 2300 Fax: +1 215 569 2441 www.deloitte.com

INDEPENDENT ACCOUNTANTS’ REPORT

To the Board of Directors and Shareholders
Capmark Finance Inc.

We have examined management’s assertion that Capmark Finance Inc. (the “Company”) has complied as of and for the year ended December 31, 2008, with its established minimum master servicing standards (“Master Servicing Policy”) described in the accompanying Management’s Assertion Concerning Compliance with Minimum Master Servicing Standards dated February 27, 2009. Management is responsible for the Company’s compliance with the Master Servicing Policy. Our responsibility is to express an opinion on management’s assertion about the Company’s compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company’s compliance with the Master Servicing Policy and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company’s compliance with its Master Servicing Policy.

In our opinion, management’s assertion that the Company complied with the aforementioned Master Servicing Policy as of and for the year ended December 31, 2008, is fairly stated, in all material respects based on the criteria set forth in Exhibit I to Management’s Assertion Concerning Compliance with Minimum Master Servicing Standards.

February 27, 2009

THIS REPORT MAY NOT BE INCLUDED, REFERENCED TO, OR INCORPORATED BY REFERENCE IN ANY PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

Member of Deloitte Touche Tohmatsu

Management’s Assertion Concerning Compliance
With Minimum Master Servicing Standards

February 27, 2009

As of and for the year ended December 31, 2008, Capmark Finance Inc. (the “Company”) has complied in all material respects, with the Company’s established minimum master servicing standards set forth in Exhibit I (the “Master Servicing Policy”). The Master Servicing Policy was derived from the Mortgage Banker’s Association of America’s Uniform Single Attestation Program for Mortgage Bankers to address the unique characteristics of servicing commercial and multifamily mortgages. A listing of transactions associated with master servicing responsibility is listed in Exhibit II.

As of December 31, 2008, the Company was covered by insurance policies providing for $100 million of fidelity bond insurance and $100 million of errors and omission insurance.

Michael I. Lipson

Executive Vice President

Capmark Services

Joseph A. Funk

Managing Director

Capmark Services

Exhibit I

CAPMARK FINANCE INC.
Minimum Master Servicing Policy

I.                                       CUSTODIAL BANK ACCOUNTS

1.             Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:

•                  Be mathematically accurate;

•                  Be prepared within thirty (30) calendar days after the cutoff date;

•                  Be reviewed and approved by someone other than the person who prepared the reconciliation; and

•                  Document explanations for reconciling items. These reconciling items shall be resolved within ninety (90) calendar days of identification.

2.             Funds of the servicing entity shall be advanced as specified in the servicing agreement in cases where there is an overdraft in an investor’s or a mortgagor’s account.

3.             All cash for each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor or in an investment account in accordance with the applicable servicing agreement requirements.

4.             Tax and insurance escrow funds held in trust for a mortgagor shall be returned to the mortgagor within thirty (30) calendar days of payoff of the mortgage loan.

II.                                   MORTGAGE PAYMENTS

1.             Mortgage payments which are properly identified with the Company’s account number and which agree to the total amount of the scheduled payment due shall be deposited into the clearing bank accounts and related custodial bank accounts within two business days of receipt. Any mortgage payments which do not meet these parameters will be researched and deposited into the appropriate bank accounts within five business days of receipt.

2.             Mortgage payments made in accordance with the mortgagor’s loan documents shall be posted to the applicable mortgagor records within two business days of receipt.

III.                               DISBURSEMENTS

1.             Disbursements made via wire transfer on behalf of a mortgagor or investor shall be made only by authorized personnel.

2.             Amounts remitted to investors per the servicer’s investor reports shall agree with cancelled checks, or other form of payment, or custodial bank statements.

IV.                              INVESTOR ACCOUNTING AND REPORTING

1.             The servicing entity’s investor reports shall agree with, or reconcile to, investors records on a monthly basis as to the total unpaid principal balance and number of loans serviced by the servicing entity.

V.                                  INSURANCE POLICIES

1.             A fidelity bond and errors and omissions policy shall be in effect on the servicing entity in the amount of coverage represented to investors in management’s assertion.

VI.                              MONITORING OF SUBSERVICER COMPLIANCE

I.               Within 120 days of calendar year end or subservicer’s year end, the subservicer’s management assertions about compliance with minimum servicing standards, which were derived from the Mortgage Banker’s Association of America’s Uniform Single Attestation Program for Mortgage Bankers, and the Independent Auditors Report on management’s assertions shall be reviewed, and if material exceptions are found, appropriate corrective action will be taken.

2.             An annual certification from each subservicer stating that the subservicer is in compliance with its subservicing agreement shall be obtained for the previous calendar year.

Exhibit II

Capmark Finance Inc.
Transactions Associated with Master Servicing
Responsibilities

ACMF I, SERIES 1997-C1
ASC, SERIES 1996-D3
ASC, SERIES 1997-D4
ATHERTON, SERIES 1997-1
ATHERTON, SERIES 1998-A
ATHERTON, SERIES 1999-A
BACM, SERIES 2001-1
BANK OF AMERICA, SERIES 2002-X1
BKB, SERIES 1997-C1
CALSTRS, SERIES 2002-C6
CAPCO, SERIES 1998-D7
CAPMARK VI LTD
CAPMARK VII, LTD
CDC, SERIES 2002-FX1
CGCMS, SERIES 2005-EMG
CGCMT, SERIES 2004-FL1
CHASE, SERIES 1997-1
CHASE, SERIES 1997-2
CHASE, SERIES 1998-2
CHASE, SERIES 2001-FL1
CHASE-FIRST UNION, SERIES 1999-1
CITICORP, SERIES 1999-1
COMM, SERIES 2001-J2
COMM, SERIES 2001-J2
COMM, SERIES 2003-LNB1
COMM, SERIES 2004-LNB2
COMM, SERIES 2004-LNB4
COMM, SERIES 2005-C6
COMM, SERIES 2005-FL11
COMM, SERIES 2006-FL12
CSFB SERIES 2005-C1
CSFB, SERIES 1995-M1
CSFB, SERIES 1997-PS1
CSFB, SERIES 1998-PS2
CSFB, SERIES 1999-PS3
CSFB, SERIES 2000-C1

CSFB, SERIES 2000-PS4
CSFB, SERIES 2001-CF2
CSFB, SERIES 2001-SPG1
CSFB, SERIES 2005-C5
DLJ, SERIES 1996-CF1
DLJ, SERIES 1997-CF1
COLLEGE AND UNIVERSITY FACILITY LOAN TRUST ONE
COLLEGE AND UNIVERSITY FACILITY LOAN TRUST TWO
EMAC, SERIES 1998-1
EMAC, SERIES 1999-1
EMAC, SERIES 2000-1
FMAC, SERIES 1994-A
FMAC, SERIES 1995-B
FMAC, SERIES 1996-B
FMAC, SERIES 1997-A
FMAC, SERIES 1997-B
FMAC, SERIES 1997-C
FMAC, SERIES 1998-A
FMAC, SERIES 1998-B
FMAC, SERIES 1998-C
FMAC, SERIES 1998-D
FMAC, SERIES 2000-A
COMMUNITY PROGRAM LOAN TRUST 1 A
FOREST CITY, SERIES 1994-1
FREEHOLD RACEWAY MALL, SERIES 2001-FRM
G3 STRATEGIC INV. LP, SERIES 2002-WLI
GCCF, SERIES 2005 GG3
GFCM, SERIES 2003-1
GIA, SERIES 2001-A
GMACCM, SERIES 1997-C1
GMACCM, SERIES 1997-C2
GMACCM, SERIES 1998-C1
GMACCM, SERIES 1998-C2

GMACCM, SERIES 1999-C1
GMACCM, SERIES 1999-C2
GMACCM, SERIES 1999-C3
GMACCM, SERIES 1999-CTL1
GMACCM, SERIES 2000-C1
GMACCM, SERIES 2000-C2
GMACCM, SERIES 2000-C3
GMACCM, SERIES 2001-C1
GMACCM, SERIES 2001-C2
GMACCM, SERIES 2002-C1
GMACCM, SERIES 2002-C2
GMACCM, SERIES 2002-C3
GMACCM, SERIES 2003-C1
GMACCM, SERIES 2003-C2
GMACCM, SERIES 2003-C3
GMACCM, SERIES 2004-C1
GMACCM, SERIES 2004-C2
GMACCM, SERIES 2004-C3
GMACCM, SERIES 2005-C1
G-MAX, SERIES 2002-FX-1
GREENWICH, SERIES 2004-GG1
GSMC II, SERIES 2005-GG4
GSMSC II, SERIES 1997-GLI
GSMSC II, SERIES 1997-GLI
GSMSC II, SERIES 1998-C1
GSMSC II, SERIES 1998-GLII
GSMSC II, SERIES 1999-C1
GSMSC II, SERIES 2001-1285
GSMSC II, SERIES 2001-GL3
GSMSC II, SERIES 2001-ROCK
GSMSC II, SERIES 2003-C1
GSMSC II, SERIES 2004-C1
PUBLIC FACILITY LOAN TRUST
JP MORGAN, SERIES 2002-C3
JP MORGAN, SERIES 2005-LDP5
JPMC SERIES 2004-CIBC10

JPMC, SERIES 2001-A
JPMC, SERIES 2001-CIBC1
JPMC, SERIES 2004-C1
JPMC, SERIES 2004-C2
JPMC, SERIES 2004-CIBC8
JPMC, SERIES 2004-CIBC9
JPMC, SERIES 2004-LN2
JPMC, SERIES 2005-CIBC11
JPMC, SERIES 2005-CIBC12
JPMC, SERIES 2005-LDP3
JPMC, SERIES 2005-LDP4
JPMC, SERIES 2007-FL1
JPMCC, SERIES 2006-FL2
LASALLE, SERIES 2005-MF1
LASALLE, SERIES 2006 MF2
LASALLE, SERIES 2006-MF3
LEHMAN BROTHERS HLDGS, INC
LEHMAN SERIES 1992-1
LEHMAN, SERIES 1995-C2
LEHMAN, SERIES 1996-C2
LEHMAN, SERIES 1998-C1
LIBRARY TOWER, SERIES 1998-1
LLL, SERIES 1997-LL1
MCF, SERIES 1996-MCI
MCF, SERIES 1996-MC2
MCF, SERIES 1998-MC1
MCF, SERIES 1998-MC3
MERRILL SERIES 1996-C1
MERRILL, SERIES 1997-C1
MERRILL, SERIES 1998-C1-CTL
MLMT, SERIES 2005-LC1
MORGAN, SERIES 1997-C1

MORGAN, SERIES 1998-CF1
MORGAN, SERIES 1998-HF1
MORGAN, SERIES 1998-HF2
MORGAN, SERIES 1999-RM1
MORGAN, SERIES 2002-HQ
MSCI, SERIES 2003-IQ5
MSDW, SERIES 1997-HF1
MSDW, SERIES 1999-FNV1
MSDW, SERIES 2001-IQ
MSDW, SERIES 2001-PPM
MSDW, SERIES 2002-IQ2
MSDW, SERIES 2002-WM
MSDW, SERIES 2003-IQ4
MSDW, SERIES 2005-IQ10
NATIONS LINK, SERIES 1996-1
NOMURA MEGADEAL, SERIES 1995-MD IV
NOMURA MEGADEAL, SERIES 1996-MD V
NOMURA, SERIES 1993-1
NOMURA, SERIES 1996-MDVI
NOMURA, SERIES 1998-D6
OREGON, SERIES 1995-1
PRUDENTIAL SEC CREDIT CORP.
SALOMON, SERIES 1999-C1
SALOMON, SERIES 2000-C1
SOVEREIGN, SERIES 2007-C1
TW HOTEL FUNDING, SERIES 2005-LUX
UBS, SERIES 2007-FL1
U-HAUL, SERIES 1993-1
USGI, INC
WACHOVIA, SERIES 2005-C21